Exhibit 4.1

MICROMET, INC.
     The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- TEN ENT-	as tenants in common as tenants by the entireties
JT TEN-	as joint tenants with right of
survivorship and not as tenants
in common
COM PROP-	as community property

UNIF GIFT MIN ACT-		Custodian
	(Cust)		(Minor)

under Uniform Gifts to Minors

Act
(State)

UNIF TRF MIN ACT-	Custodian (until age )
(Cust)

under Uniform Transfers
(Minor)

to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.
For Value Received, ____________________________________________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

_____________________________________________________________________________________________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________________________________attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated ___________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature Guaranteed

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

     This certificate also evidences and entitles the holder hereof to certain rights (the “Rights”) as set forth in an Agreement between Micromet, Inc. (formerly CancerVax Corporation the “Corporation”) and Mellon Investor Services LLC, as Rights Agent, dated as of November 3, 2004, as the same may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As described in the Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Agreement) shall become null and void and will no long be transferable.
     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.